Exhibit 10.1

FIRST AMENDMENT TO LEASE AGREEMENT

This FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made and entered into as of December 13, 2005 by and between TIAA Realty, Inc., a Delaware corporation (hereinafter referred to as “Landlord”), and Educational Products, Inc., a Texas corporation (hereinafter referred to as “Tenant”).

BACKGROUND:

A.	On or about April 15, 1999, Landlord and Tenant entered into a Lease Agreement (the “Lease”) for approximately 95,600 square feet of space (the “Premises”) located at 2155 Silber Road, Houston, Texas (the “Building”).

B.	Landlord and Tenant desire to amend the Lease to, among other things, extend the Term and reduce, as of August 31, 2006, the Premises.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.	Capitalized Terms. All capitalized terms which are not otherwise defined herein shall have the meaning set forth in the Lease, as amended hereby.

2.	Renewal. The Lease Term is extended to expire on December 31, 2010 (the “Expiration Date”).

3.	Base Rent. From January 1, 2006 (the “Effective Date”) through the Expiration Date, the annual Base Rent payable under the terms and conditions of the Lease is as follows:

1/1/06 - 8/31/06	$33,460.00
9/1/06 - 12/31/08	$18,772.50
1/1/09 - 12/31/10	$19,314.00

Tenant shall continue to pay all other amounts payable under the Lease.

4.	Base Year; Cap on Controllable Operating Expenses. Upon the Effective Date, the Operating Expense Stop (as described in Section 6 of the Lease) is the actual operating expenses for calendar year 2005.

For purposes of determining Tenant’s proportionate share of excess operating expenses, Controllable Operating Expenses (defined below) for any calendar year will be deemed not to increase over the amount of Controllable Operating Expenses during the base year of 2005 by more than 8% per year on a cumulative basis, compounded annually. The term “Controllable Operating Expenses” means all operating expenses except costs and expenses for taxes, insurance, and utilities, costs to Landlord resulting from compliance with applicable laws, and any increases in service contract fees and expenses resulting from government-mandated wage increases. The term “Non-Controllable Operating Expenses” means all Operating Expenses other than

Controllable Operating Expenses. There is no cap on Non-Controllable Operating Expenses.

5.	Reduction. As of 11:59 on August 31, 2006 (the “Reduction Date”), the Premises shall be reduced by approximately 41,950 square feet of space, being the area more fully described on Attachment A attached hereto (the “Reduction Space”), thereby reducing the Premises from approximately 95,600 square feet of space to approximately 53,650 square feet of space. Landlord and Tenant agree that as of the Reduction Date, the Premises will contain approximately 53,650 square feet of space. On the Reduction Date, all references to the Premises in the Lease shall thereafter refer to the Premises as reduced hereby and Exhibit “A” to the Lease shall be amended to delete the Reduction Space as described on Attachment A hereto.

6.	Acceptance of Premises. Tenant accepts the Premises in their “AS-IS” condition and Landlord shall have no obligation to improve, repair, restore or refurbish the Premises except as otherwise specifically provided in this Amendment. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty, except as otherwise expressly provided in this Amendment, with respect to the Premises or any other portion of the Project, including, without limitation, any representation or warranty with respect to the suitability or fitness of the Premises or any other portion of the Project for the conduct of Tenant’s business.

7.	Option to Extend Term

a.	If Tenant is not in default under the Lease at the time of the exercise of this option or at the commencement of the extended Term, Tenant may extend the Term for 1 extension terms of 5 years by giving Landlord an extension notice at least 6 months, but not more than 9 months, prior to the Expiration Date (the Extension Notice Period). If Tenant gives a valid extension notice during the Extension Notice Period that is not then revoked as specified below, then Landlord shall prepare, and Landlord and Tenant shall execute and deliver, an amendment to this Lease to reflect the extension of the Term for 5 years upon the same terms as in this Lease, except that the Rent and other applicable terms shall be adjusted based on the Market Rate (defined below) and, unless Landlord and Tenant otherwise agree in writing, prior to the commencement of the extended Term, Tenant shall have no further option to extend the Term after the option is exercised. If Tenant does not give an extension notice during the Extension Notice Period, then this option expires automatically on the next day after the last day of the Extension Notice Period. Landlord is not required to give Tenant notice of the beginning or end of the Extension Notice Period.

b.	Within 30 days after Landlord receives Tenant’s extension notice, Landlord shall deliver a notice to Tenant specifying the Market Rate. If Tenant does not approve Landlord’s designation of Market Rate, then Tenant, as its sole remedy, may revoke its exercise notice by delivering a revocation notice to Landlord within 20 days after Tenant’s receipt of Landlord’s notice specifying the Market Rate, but otherwise Tenant may not revoke its extension notice. If Tenant gives a timely revocation notice, then Tenant has no further rights under this Paragraph and the Term ends on the initial Expiration Date.

The term Market Rate means the Rent and other applicable terms that Landlord quotes for space similar to the Premises for a 5-year term during the same period, as determined by Landlord in its reasonable discretion.

8.	Finish-Out of Premises. Landlord will reimburse Tenant up to $14,700 for costs incurred by Tenant in connection with renovations and/or repairs to the Premises, made in accordance with the terms of the Lease. Landlord will make such reimbursements within 45 days after receipt of “paid” invoices from Tenant.

9.	Waiver of Subrogation. Paragraph 14(f) of the Lease is deleted and the following substituted therefor:

Each party waives all claims that arise or may arise in its favor against the other party, or anyone claiming through or under them, by way of subrogation or otherwise, during the Lease Term or any extension or renewal thereof, for all losses of, or damage to, any of its property (whether or not the loss or damage is caused in whole or in part by the fault or negligence or strict liability of the other party or anyone for whom the other party is responsible), which loss or damage is covered by valid and collectible Special Form Property insurance policies, to the extent that the loss or damage is recovered under the insurance policies. These waivers are in addition to, and not in limitation of, any other waiver or release in this Lease with respect to any loss or damage to property of the parties. Each party shall immediately give each insurance company issuing to it policies of Special Form Property insurance written notice of the terms of these mutual waivers, and have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of these waivers.

10.	Indemnification. Paragraphs 15(a) and 15(b) of the Lease are deleted and the following substituted therefor:

a.	Tenant shall protect, indemnify, defend and hold the Landlord Entities harmless from and against any and all loss, claims, costs (including court costs and attorney’s fees) or liability (including those resulting in part from the negligence of Landlord, but not including those resulting from the sole negligence, gross negligence or willful misconduct of Landlord) incurred by reason of:

(1)	any damage to any property (including but not limited to property of any Landlord Entity) or death or injury to any person occurring in or about the Premises, the Building or the Project caused by or arising from any actual or alleged act, neglect, fault or omission by Tenant or by any of Tenant’s employees, agents, contractors or invitees (“Tenant Entities”);

(2)	the conduct or management of any work or anything whatsoever done by the Tenant on or about the Premises or from transactions of the Tenant concerning the Premises;

(3)	Tenant’s failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or

(4)	any breach or default of the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease.

(5)	The provisions of this Paragraph 15(a) shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

b.	Tenant agrees that Landlord shall not be liable to Tenant or Tenant’s employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Premises, resulting from and/or caused by the Buildings and improvements located on the Project becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises (even if such claims are caused in part by the negligence of Landlord Entities but not if caused solely by the negligence of Landlord Entities nor to the extent caused by the gross negligence or willful misconduct of any Landlord Entities). Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of Landlord nor from the failure by Landlord to enforce the provisions of any other lease in the Industrial Center. Landlord shall under no circumstances be liable for injury to Tenant’s business, for any loss of income or profit therefrom or any indirect, consequential or punitive damages.

c.	At its sole cost and expense, Tenant shall maintain in full force and effect during the Term of this Lease the following insurance coverages insuring against claims which may arise from or in connection with the Tenant’s operation and use of the Premises.

(A)	Commercial General Liability Insurance (ISO Form CG00010798 or its equivalent), written on an “occurrence” basis, with minimum limits of $1,000,000 per occurrence; $2,000,000 general aggregate for bodily injury, personal injury and property damage and excess umbrella liability insurance in the amount of $5,000,000. If required by Landlord, liquor liability coverage will be included. Tenant’s Commercial General Liability Insurance must cover business carried on, in or from the Premises and Tenant’s use and occupancy of the Premises (including contractual liability and a deductible not to exceed $25,000).

(B)	Workers’ Compensation insurance with statutory limits and Employers Liability with a $1,000,000 per accident limit for bodily injury or disease.

(C)	Automobile Liability covering all owned, non-owned and hired vehicles with a $1,000,000 per accident limit for bodily injury and property damage.

(D)	Property insurance against all risks of loss to any tenant improvements or betterments and business personal property on a full replacement cost basis with no coinsurance penalty provision and a deductible not to exceed $50,000; and Business Interruption Insurance with a limit of liability representing loss of at least approximately six months of income.

c.	Tenant shall deliver to Landlord duly executed certificates of all insurance (Acord Form 25, modified as necessary to cover liability insurance) and additional insured endorsements reasonably satisfactory to Landlord (on ISO Form 2026 or its equivalent, without modification) prior to entering the Premises and annually thereafter, reflecting evidence of required coverages prior to initial occupancy together with endorsements required under this Section 8.2; and annually thereafter.

d.	If, in the opinion of Landlord’s insurance advisor, the amount of scope of such coverage is deemed inadequate at any time during the Term, Tenant shall increase such coverage to such reasonable amounts or scope as Landlord’s advisor deems adequate. Landlord agrees that it will not require more than 1 increase during the Term (as extended hereby) nor will it require an increase during the first 3 years after the Effective Date.

e.	All insurance required under Paragraph 15(c) (i) shall be primary and non-contributory (ii) shall provide for severability of interests, (iii) shall be issued by insurers, licensed to do business in the state in which the Premises are located and which are rated A-:IX or better by Best’s Key Rating Guide, (iv) shall be endorsed to include Landlord and such other persons or entities as Landlord may from time to time designate, as additional insureds without restriction (Commercial General Liability only), and (v) shall be endorsed to provide at least 30-days prior notification of cancellation or reduction in coverage or limits to said additional insureds. All deductibles shall be at Tenant’s sole risk and shall be paid by, assumed by and for the account of Tenant. Tenant’s Commercial General Liability policy must be endorsed to waive any rights of subrogation against Landlord, its officers, directors, employees, agents, partners and assigns.

f.	If Tenant fails to comply with the insurance requirements, and such failure continues for more than 5 business days after written notice from Landlord, Landlord may thereafter obtain the required insurance on behalf of Tenant and Tenant shall pay the reasonable cost thereof as Additional Rent.

11.	Calculation of Charges. Tenant understands and accepts the methods of calculation for determining charges and amounts of assessed against Tenant under this Lease, and agrees that they comply with Section 93.012 (Assessment of Charges) of the Texas Property Code, as amended or succeeded from time to time. Tenant waives, to the fullest extent permitted by Applicable Law, all rights and benefits of Tenant under Section 93.012 of the Texas Property Code, as amended or succeeded from time to time.

12.	Brokerage; Mutual Indemnities.

a.	Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Amendment other than Transwestern Commercial Services and The Arledge Co. (collectively, “Brokers”). Tenant shall indemnify, defend, and hold Landlord harmless against all costs, expenses, attorneys’ fees, or other liability for commissions or other compensation or charges claimed by any broker or agent other than Brokers claiming by, through, or under Tenant with respect to this Amendment.

b.	Landlord warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Amendment other than Brokers. Landlord shall indemnify, defend, and hold Tenant harmless against all costs, expenses, attorneys’ fees, or other liability for commissions or other compensation or charges claimed by any broker or agent, including Brokers, claiming by, through or under Landlord with respect to this Amendment.

c.	Any brokerage commissions payable to Brokers are payable by Landlord pursuant to the terms of separate agreements between Landlord and Brokers.

13.	No Offsets. Tenant hereby represents to Landlord that to the best of Tenant’s knowledge, as of the date of this Amendment, Tenant has no defenses to or offsets against the full and timely payment and performance of each and every covenant and obligation required to be performed by Tenant under the terms of the Lease.

14.	Conflicts. The terms of this Amendment prevail if there is a conflict with the terms of the Lease.

15.	Headings. The headings or captions of the paragraphs in this Amendment are for convenience only and shall not act and shall not be implied to act to limit or expand the construction and intent of the contents of the respective paragraph.

16.	Binding Effect. This Amendment is binding upon and shall inure to the benefit of the parties and their respective successors and assigns (but this reference to assigns shall not be deemed to act as a consent to an assignment by Tenant).

17.	Ratification. The Lease, as amended and modified hereby, is ratified and confirmed by the parties as being in full force and effect.

EXECUTED as of the date first above written.

LANDLORD:

TIAA REALTY, INC. a Delaware corporation

By:	TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation its Authorized Representatives

By:	/s/ Leonard Balducci

Print Name: Leonard Balducci
As Its:	Director

TENANT:

EDUCATIONAL PRODUCTS, INC., a Texas corporation

By:	/s/ Judith McGuinn

Print Name:	Judith McGuinn

As Its:	President

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